Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

The undersigned, for purposes of incorporating a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE I

NAME

The name of the Corporation is: Solid Biosciences Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is being incorporated in connection with the conversion of Solid Biosciences, LLC, a Delaware limited liability company (the “LLC”), to the Corporation, and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the LLC to the Corporation.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares that the Corporation shall have authority to issue is 310,000,000 shares consisting of:

1. 300,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”); and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Section 1. Common Stock.

(a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

(b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the DGCL, the holders of Common Stock shall have exclusively all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment of all of the Corporation’s debts and other liabilities and payment to the holders of any then outstanding shares of Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

(c) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in this Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

(d) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(e) No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

Section 2. Preferred Stock.

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock in one or more series and in connection therewith to fix by resolution providing for the issue of any such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the DGCL. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv) dates at which dividends, if any, shall be payable;

(v) the redemption rights and price or prices, if any, for shares of the series;

(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(ix) restrictions on the issuance of shares of the same series or of any other class or series;

(x) the voting rights, if any, of the holders of shares of the series; and

(xi) such other powers, privileges, preferences and rights, and qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

Section 3. Conversion of Limited Liability Company Interests.

Upon the filing of the Certificate of Conversion of the LLC to the Corporation and this Certificate of Incorporation or, if such certificates provide that they are not to become effective until a specified later date, upon such specified later effective date (the “Effective Time”) each limited liability company unit of the LLC issued and outstanding immediately prior to the Effective Time will be deemed to be 0.8485 issued and outstanding fully paid and nonassessable share of Common Stock. Notwithstanding the foregoing, there shall be no fractional shares of Common Stock issued in connection with the conversion and, in lieu thereof, the Corporation shall pay to each former holder of limited liability company units otherwise entitled to receive any such fraction an amount equal to the fair value thereof, as determined in good faith by the Board of Directors.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Number of Directors.

The number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Section 2. Classes of Directors.

The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3. Election and Term of Office.

The directors shall be elected in accordance with the procedures set forth in the Bylaws of the Corporation (the “Bylaws”), as permitted by law. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders following the effectiveness of this provision. The directors shall be elected and shall hold office only in this manner, except as expressly provided in Section 4 and Section 5 of this Article V. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Section 4. Newly Created Directorships and Vacancies.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from expansion of the Board of Directors, death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill vacancies shall have the same remaining term as that of his or her predecessor.

Section 5. Removal of Directors.

Directors may be removed from office only for cause and, in addition to any vote required by law, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to effect such removal.

Section 6. Rights of Holders of Preferred Stock.

Notwithstanding the provisions of this Article V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in this Certificate of Incorporation or the certificate of designation governing such series.

ARTICLE VI

ANNUAL MEETING

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion, including, without limitation, by remote electronic communication technology.

ARTICLE VII

BYLAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader director protection rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

INDEMNIFICATION

The Corporation shall indemnify its directors to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader protection rights than permitted prior thereto), and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights and indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented by the Board of Directors. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article X to the Board of Directors.

The rights to indemnification and to the advancement of expenses in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, as amended from time to time, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE X

PLACE OF STOCKHOLDER MEETINGS; BOOKS AND RECORDS

Meetings of stockholders may be held within or without the State of Delaware, as the Board of Directors or the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE XI

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; ADVANCE NOTICE

Section 1. No Action by Written Consent.

Any action required or permitted to be taken by stockholders of the Corporation must be effected at a meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Section 2. Special Meetings.

Except as otherwise expressly provided by the terms of any series of Preferred Stock and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by a majority of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, and the ability of the stockholders to call a special meeting is hereby specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance Notice.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XII

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XIV

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition, the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with Article V, Article VII, Article XI, Article XIII or this Article XIV of this Certificate of Incorporation.

ARTICLE XV

INCORPORATOR

The incorporator of the Corporation is Janice Lee, whose mailing address is c/o Proskauer Rose LLP, 11 Times Square, New York, New York 10036.

ARTICLE XVI

INITIAL BOARD OF DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names of the persons who are to serve as the initial directors of the Corporation are:

Initial Class I Directors

Mr. Robert Huffines

Dr. Adam Koppel

Mr. Rajeev Shah

Initial Class II Directors

Mr. Matthew Arnold

Mr. Adam Stone

Ms. Lynne Sullivan

Initial Class III Directors

Mr. Ilan Ganot

Mr. Gilad Hayeem

Dr. Andrey Zarur

The mailing address of each such director is: c/o Solid Biosciences Inc., 161 First Street, Third Floor, Cambridge, Massachusetts 02142.

* * *

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on this the 25th day of January, 2018.

/s/ Janice Lee
Janice Lee
Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Solid Biosciences Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article IV of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“That, effective upon the effective time of this Certificate of Amendment to Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-15 reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each 15 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Global Select Market at the close of business on the date of the Effective Time.

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The aggregate number of shares that the Corporation shall have authority to issue is 70,000,000 shares consisting of:

1. 60,000,000 shares of Common Stock; and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on October 27, 2022.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this 27th day of October, 2022.

SOLID BIOSCIENCES INC.

By:	/s/ Ilan Ganot
Ilan Ganot
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Solid Biosciences Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:

That the first three paragraphs of Article IV of the Certificate of Incorporation of the Corporation, as amended, be and hereby are deleted in their entirety and the following is inserted in lieu thereof:

“The aggregate number of shares that the Corporation shall have authority to issue is 130,000,000 shares consisting of:

1. 120,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”); and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 11th day of June, 2024.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Alexander Cumbo
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Solid Biosciences Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article IV of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“The aggregate number of shares that the Corporation shall have authority to issue is 250,000,000 shares consisting of:

1. 240,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”); and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 12th day of June, 2025.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Alexander Cumbo
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Solid Biosciences Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article IV of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“The aggregate number of shares that the Corporation shall have authority to issue is 490,000,000 shares consisting of:

1. 480,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”); and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 10th day of June, 2026.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Alexander Cumbo
President and Chief Executive Officer